UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 16, 2016
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(Exact name of registrant as specified in its charter)

Delaware	001-36272	37-1744899
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1450 Centrepark Boulevard Suite 210 West Palm Beach, Florida	33401
(Address of principal executive offices)	(Zip Code)
Registrant's telephone number, including area code:   (561) 207-9600
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.03. Material Modification to Rights of Security Holders.
On December 16, 2016, Platform Specialty Products Corporation ("Platform") filed with the Delaware Secretary of State a Certificate of Retirement of Series B Convertible Preferred Stock (the “Certificate of Retirement”) which retired and canceled all outstanding shares of its Series B convertible preferred stock (the "Series B Preferred Stock"). As a result of the filing of the Certificate of Retirement, none of the shares of Series B Preferred Stock remain outstanding and holders of shares of Platform's common stock are no longer subject to the dividend restrictions and liquidation preferences set forth in the Certificate of Designation of the Series B Preferred Stock.

Item 5.03.    Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On December 16, 2016, Platform filed the Certificate of Retirement with the Delaware Secretary of State which canceled and retired the Series B Preferred Stock. This Certificate of Retirement is filed as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.
(d) Exhibits

Exhibit Number	Exhibit Title
3.1	Certificate of Retirement of Series B Convertible Preferred Stock

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PLATFORM SPECIALTY PRODUCTS CORPORATION (Registrant)
December 16, 2016 (Date)	/s/ John E. Capps John E. Capps Executive Vice President, General Counsel and Secretary

Exhibit Index

Exhibit Number	Exhibit Title
3.1	Certificate of Retirement of Series B Convertible Preferred Stock